Exhibit 1.1

CO-PLACEMENT AGENCY AGREEMENT

November 23, 2016

Aegis Capital Corp.

810 Seventh Avenue, 18th Floor

New York, NY 10019

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Ladies and Gentlemen:

Rosetta Genomics Ltd, an Israeli corporation (the “Company”), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to $5,000,000 of shares (the “Shares”) of its ordinary shares, NIS 0.6 par value per share (the “Ordinary Shares“), registered debentures (the “Debentures”), unregistered debentures (the “Private Placement Debentures”) and warrants to acquire an aggregate of up to 10,000,000 Ordinary Shares (the “Warrants”, and collectively with the Shares, Debentures and Private Placement Debentures the “Securities”) to certain investors in an offering under its registration statement on Form F-3 (Registration No. 333-210366) with respect to the Shares and Debentures and pursuant to Section 4(a)(2) under the Securities Act (as hereinafter defined), with respect to the Private Placement Debentures and Warrants. The Company desires to engage Aegis Capital Corp. (“Aegis” or the “Lead Placement Agent”) and Maxim Group LLC (“Maxim” and, together with Aegis, each, a “Co-Placement Agent” and collectively, the “Co-Placement Agents”) as exclusive placement agents in connection with such issuance and sale of the Securities.

The Company hereby confirms its agreement with the Co-Placement Agents as follows:

Section 1.          Agreement to Act as Co-Placement Agent.

(a)          On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company and the Co-Placement Agents, the Co-Placement Agents shall be the Company’s exclusive placement agents, on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the investors in a proposed offering of the Securities (the “Offering”) under the Registration Statement (as defined below) with respect to the Shares and Debentures and pursuant to Section 4(a)(2) under the Securities Act, with respect to the Private Placement Debentures and Warrants, with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Co-Placement Agents and the prospective investors in the Offering (the “Investors”, with each of the Investors, an “Investor”). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on each Closing Date (as defined below), the Company shall pay to the Co-Placement Agents, an aggregate amount (the “Placement Fee”) equal to (i) 7% of the gross proceeds received by the Company from the sale of the Securities, and (ii) on the First Closing Date (as defined herein) up to $75,000 reimbursement for expenses as further described under section 4 of this Agreement. In addition, the Co-Placement Agents shall receive compensation warrants to purchase 300,000 Ordinary Shares (the “Compensation Warrants”). The Compensation Warrants in the form attached herewith as Exhibit E will be exercisable at any time and from time to time, in whole or in part, during the four-year period commencing one year from the final Closing Date (as defined below), at a price per share equal to 125% of the Offering price per Ordinary Share at the Offering. Aegis shall receive 65% and Maxim shall receive 35% of each of the Placement Fee and Compensation Warrants.

(b)          The sale of the Securities shall be made pursuant to securities purchase agreements in the form included as Exhibit A hereto (the “Subscription Agreements”) on the terms described on Exhibit B hereto. All Investors will be offered identical terms with respect to the Offering. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Notwithstanding the foregoing, it is understood and agreed that each Co-Placement Agent or any of its affiliates may, solely at its discretion and without any obligation to do so, purchase Securities as principal; provided, however, that any such purchases by such Co-Placement Agent (or its affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with the previous sentence.

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(c)          This Agreement shall not give rise to any commitment by the Co-Placement Agents to purchase any of the Securities, and the Co-Placement Agents shall have no authority to bind the Company. Each Co-Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. Each Co-Placement Agent may at its sole discretion retain other brokers or dealers to act as sub-agents and/or co-placement agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the final Closing Date (as defined below), the Company shall not, without the prior written consent of the Co-Placement Agents, solicit or accept offers to purchase any securities of the Company (other than pursuant to the exercise of options or warrants to purchase Ordinary Shares that are outstanding at the date hereof) otherwise than through the Co-Placement Agents in accordance herewith.

(d)          The Company acknowledges and agrees that each Co-Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of each Co-Placement Agent with respect to investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Co-Placement Agents have not advised, nor are advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Co-Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Co-Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Co-Placement Agents and has not been and shall not be on behalf of the Company or any other person. It is understood that the Co-Placement Agents have not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Co-Placement Agents may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Co-Placement Agents with respect to any breach or alleged breach of fiduciary owed to the Company.

(e)          Payment of the purchase price for, and delivery of, the Shares, Debentures and Warrants shall be made at a closing (the “First Closing”) at the offices of Zysman Aharoni Gayer and Sullivan & Worcester LLP, counsel for the Co-Placement Agents, located at 1633 Broadway, 32nd Floor, New York, NY 10019 at 10:00 a.m., local time, on November 29, 2016, or such other date as the Co-Placement Agents and the Company may agree in writing, but not later than on December 2, 2016 (such date of payment and delivery being herein called the “First Closing Date”).  Payment of the purchase price for, and delivery of, the Private Placement Debentures shall be made at a closing (the “Second Closing” with the First Closing and Second Closing referred to as a “Closing”) at the offices of Zysman Aharoni Gayer and Sullivan & Worcester LLP, counsel for the Co-Placement Agents, located at 1633 Broadway, 32nd Floor, New York, NY 10019 at 10:00 a.m., local time, on March 29, 2017, or such other date as the Co-Placement Agents and the Company may agree in writing, but not later than on April 1, 2017 (such date of payment and delivery being herein called the “Second Closing Date” with the First Closing Date and Second Closing Date being referred to as a “Closing Date”). All such actions taken at each Closing shall be deemed to have occurred simultaneously. No Securities which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Investors against payment therefor by the Investors. If the Company shall default in its obligations to deliver the Securities to an Investor whose offer it has accepted, the Company shall indemnify and hold the Co-Placement Agents harmless against any loss, claim or damage incurred by the Co-Placement Agents arising from or as a result of such default by the Company.

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(f)          On or before each Closing Date, each Investor shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to such Investor’s subscription amount as to the applicable Closing. On the First Closing Date, the Company shall (i) deliver or cause to be delivered the Shares to the Investors, with such delivery to be made, if possible, through the facilities of The Depository Trust Company's DWAC system, (ii) deliver or cause to be delivered the Debentures to the Investors, (iii) deliver or cause to be delivered the Warrants to the Investors, and (iv) pay to the Co-Placement Agents (A) the Placement Fee, (B) the Compensation Warrants and (C) the expense reimbursement to which the Co-Placement Agents are entitled pursuant to Section 4 hereof. On the Second Closing Date, the Company shall deliver or cause to be delivered the Private Placement Debentures to the Investors.

(g)          The Securities shall be registered in such names and in such denominations as the Co-Placement Agents shall request by written notice to the Company.

Section 2.          Representations, Warranties and Agreements.

Each Co-Placement Agent hereby represents, warrants and covenants to the Company, severally and not jointly, as of the date hereof, and as of each Closing Date of the Offering that the offering and this Agreement have been duly authorized, executed and delivered by such Co-Placement Agent, and each constitutes a valid, legal and binding obligation of such Co-Placement Agent, enforceable against such Co-Placement Agent in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

 The Company hereby represents, warrants and covenants to the Co-Placement Agents as of the date hereof, and as of each Closing Date of the Offering, as follows:

(a)          Registration Statement. (i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-210366) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement as may have been required up to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, at any given time, including amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430A, 430B or 430C under the Securities Act or otherwise pursuant to the Securities Act at such time, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form F-3 under the Securities Act. The offering of the Shares and Debentures by the Company complies with the applicable requirements of Rule 415 under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information.

(ii) No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement, has been issued by the Commission, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated or threatened by the Commission.

(iii) The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement relating to the Shares and Debentures and the Offering in the form heretofore delivered to the Co-Placement Agents. The prospectus included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the execution and delivery of this Agreement is hereinafter called the “Base Prospectus.” The final prospectus supplement with respect to the Shares and Debentures and the Offering, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus.” Any preliminary form of Prospectus which is filed or used prior to filing of the Prospectus is hereinafter called a “Preliminary Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Securities by the Co-Placement Agents.

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(iv) For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b)          Compliance with Registration Requirements. As of the time of filing of the Registration Statement or any post-effective amendment thereto, at the time it became effective (including each deemed effective date with respect to the Co-Placement Agents pursuant to Rule 430B under the Securities Act) and as of each Closing Date, the Registration Statement complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus and the Prospectus, at the time of filing or the time of first use and as of each Closing Date, complied and will comply, in all material respects, with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information (as defined in Section 7).

(c)          Disclosure Package. As of the Time of Sale (as defined below) and as of each Closing Date, neither (A) any Issuer General Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Base Prospectus (as amended or supplemented as of the Time of Sale), any Preliminary Prospectus and the information included on Exhibit B hereto, all considered together (collectively, the “Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus (as defined below), when considered together with the Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom. As used in this paragraph and elsewhere in this Agreement:

(1)         “Time of Sale” with respect to any Investor, means the time of receipt and acceptance of an executed Subscription Agreement from such Investor.

(2)         “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Shares and Debentures in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(3)         “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as identified on Schedule I hereto, and does not include a “bona fide electronic road show” as defined in Rule 433.

(4)         “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus, including any “bona fide electronic road show” as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

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(d)        Conflict with Registration Statement. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities or until any earlier date that the Company notified or notifies the Co-Placement Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, that the Company makes no representations or warranty in this paragraph with respect to any Placement Agent Information.

(e)          Distributed Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Disclosure Package or the Prospectus, and other materials, if any, permitted under the Securities Act to be distributed and consistent with Section 3(d) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Securities Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The parties hereto agree and understand that the content of any and all “road shows” related to the offering of the Securities contemplated hereby is solely the property and responsibility of the Company.

(f)          Not an Ineligible Issuer. (1) At the time of filing the Registration Statement and (2) at the date hereof and at each Closing Date, the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(g)          Incorporated Documents. The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)          Due Incorporation. The Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, with the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in any material adverse effect upon, or material adverse change in, the business, properties, prospects, condition (financial or otherwise), or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”). For the purpose of this Agreement, the terms Material Adverse Effect or material adverse change shall not include any such effects resulting, directly or indirectly, from the filing of the prospectus supplement with respect to the Securities and the Offering, or the performance of the transactions contemplated by or pursuant to, this Co-Placement Agent Agreement or the Subscription Agreements.

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(i)          Subsidiaries. Each subsidiary of the Company (individually a “Subsidiary” and collectively, the “Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Disclosure Package and in the Prospectus, are owned directly by the Company or through its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of any preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Subsidiaries. Except for its Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than the Subsidiaries listed on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

(j)          Capitalization. The Company has duly and validly authorized capital stock as set forth in each of the Registration Statement, Disclosure Package and Prospectus; all outstanding Ordinary Shares of the Company conform, or when issued will conform, to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the issuance of the Securities to be purchased from the Company hereunder is not subject to preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Company, or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s Memorandum of Association, Articles of Association or governing documents or any agreement to which the Company is a party or by which it may be bound other than as previously disclosed in writing to the Co-Placement Agents. The Ordinary Shares issuable upon exercise of the Warrants and the Compensation Warrants (the “Warrant Shares”), and the Ordinary Shares issuable upon the conversion of the Debentures (the “Conversion Shares”) and Private Placement Debentures (the “Private Conversion Shares”), when paid for and issued in accordance with the terms of the Warrants, the Compensation Warrants, the Debentures and the Private Placement Debentures, will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, equities, preemptive rights and other claims other than restrictions on transfer provided for in the Warrants, the Compensation Warrants, the Debentures and the Private Placement Debentures. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Warrants, the Compensation Warrants, the Debentures and the Private Placement Debentures.

(k)         Authorization, Issuance. All corporate actions required to be taken by the Company for the authorization, issuance and sale of the Securities and the Compensation Warrants have been duly and validly taken. The Securities and Compensation Warrants have been duly and validly authorized. When the Securities have been issued and delivered against payment therefor as provided herein and, the Securities, when so issued and sold, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names Securities are registered will acquire good and valid title to such Securities free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The Securities will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities as contemplated herein and in the Subscription Agreements. Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans.

(l)          No Registration Rights. Except for the registration rights agreement contemplated by the Offering, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Ordinary Shares or other securities of the Company.

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(m)         Due Authorization and Enforceability. This Agreement, the Warrants, the Compensation Warrants, the Debentures, the Private Placement Debentures and each Subscription Agreement have been duly authorized, executed and delivered by the Company, and each constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state or Israeli securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(n)          No Violation. Neither the Company nor any of the Subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its Memorandum of Association, Articles of Association, Articles of Incorporation, Bylaws or other governing documents or (ii) except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA), except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(o)          No Conflict. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the execution, delivery and performance by the Company of this Agreement and each Subscription Agreement and the consummation of the transactions herein contemplated, including the issuance and sale by the Company of the Securities, will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the provisions of the Memorandum of Association, Articles of Association, Bylaws or other governing documents of the Company or any of the Subsidiaries, (ii) any material indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except, with respect to clauses (ii) and (iii) above, to the extent any such contravention would not result in a Material Adverse Effect.

(p)          No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, approval of the stockholders of the Company), is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby other than (i) as may be required under the Securities Act, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) under the rules and regulations of The NASDAQ Stock Market, Inc., and (iv) the notifications required by the Israeli National Technological Innovation Authority (“NTIA”) (formerly – the Office of the Chief Scientist of the Israeli Ministry of Economy), if applicable, as detailed in the Subscription Agreement and filings to the Israeli Registrar of Companies in accordance with the Israeli Companies Law, 1999. The Company has full power and authority to enter into this Agreement and each Subscription Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement and each Subscription Agreement.

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(q)          Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Disclosure Package, (a) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (b) neither the Company nor any of its subsidiaries has purchased any of the Company's outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on the Company's capital stock; (c) there has not been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of Ordinary Shares upon the exercise of outstanding options or warrants), or material change in the short−term debt or long−term debt of the Company and its Subsidiaries or any issue of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options in the ordinary course of business and consistent with past practice under the Company’s stock option plans existing on the date hereof) of the Company, or (d) there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(r)          Permits. The Company and each of the Subsidiaries possess all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule (including, without limitation, those from the FDA and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) in order to conduct its business. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval. The Company and each of the Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders or decrees.

(s)          Legal Proceedings. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or (iii) any such proceeding that would not prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. The Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus.

 (t)          Statutes; Contracts. There are no statutes or regulations applicable to the Company or contracts or other documents of the Company which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or filed as exhibits to the Registration Statement by the Securities Act which have not been so described or filed.

(u)          Independent Accountants. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, that has audited the financial statements of the Company and the Subsidiaries, is an independent registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(v)         Financial Statements. The financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the consolidated financial condition of the Company and the Subsidiaries, taken as a whole, as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and the Subsidiaries, taken as a whole, for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with generally accepted accounting principles as in effect in the United States, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package and the Prospectus; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Commission, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

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(w)          Regulatory. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and each of its Subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules or regulations applicable to (1) the ownership, operation and licensure of the facilities in which they provide testing services, and (2) the research, development,, processing, use, marketing, promotion, sale, or disposal of any test under development, or provided by the Company or any Subsidiary (“Applicable Laws”); (B) have not received any notice of adverse finding, warning letter, or other correspondence or notice from the United States Food and Drug Administration (the “FDA”), the Drug Enforcement Administration (the “DEA”) or any other federal, state, local or foreign governmental or regulatory authority having jurisdiction over the Company’s tests or testing services alleging or asserting material noncompliance with any Applicable Laws or any licenses, certificates, authorizations, permits and supplements or amendments thereto required by any such Applicable Law (“Authorizations”), which would, individually or in the aggregate, result in a Material Adverse Effect; (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor any Subsidiary is in material violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any test, operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge that the FDA or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Authorizations and has no knowledge that the FDA, DEA or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations except where the failure to file such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments would not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(x)          Not an Investment Company. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(y)          Good Title to Property. The Company and each of the Subsidiaries has good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are set forth in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. All of the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

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(z)          Intellectual Property Rights. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) except as otherwise disclosed in writing to the Co-Placement Agents, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) except as otherwise disclosed in writing to the Co-Placement Agents, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) except as otherwise disclosed in writing to the Co-Placement Agents, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vi) to the Company’s knowledge, there is no prior art that may render any patent owned by the Company invalid, nor is there any prior art known to the Company that may render any patent application owned by the Company unpatentable. Notwithstanding the above, the Company participates in a consortium which is supported by the NTIA. The consent of the NTIA will be required for the transfer of know how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know how to third parties who are not members of the consortium. The Company also participates in a mini-consortium which is supported by the NTIA. The consent of the NTIA will be required for the transfer of know how developed in the framework of the mini-consortium or rights to manufacture based on and/or incorporating such know how to third parties who are not members of the mini-consortium.

(aa)         Taxes. The Company and each of the Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of the Subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has any tax deficiency that has been or, to the knowledge of the Company, might be asserted or threatened against it that would result in a Material Adverse Effect.

(bb)         Insurance. The Company and each of the Subsidiaries maintains insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of each Closing Date. Neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)         Accounting Controls. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(dd)         Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data to management and the Board of Directors. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ee)         Corrupt Practices. Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended and/or Section 291A of the Israeli Penal Law or (iv) made any other unlawful payment.

(ff)         No Price Stabilization. Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg)         No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus which has not been so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families. The Company has not, in violation of the Sarbanes Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(hh)         Sarbanes-Oxley Act. The Company, and to its knowledge all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission.

(ii)         Brokers Fees. Except as previously disclosed to the Lead Placement Agent, neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiaries or the Co-Placement Agents for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(jj)         Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months; and the Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act during the preceding 24 months, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(kk)        FINRA Affiliations. Except as previously disclosed in writing to the Co-Placement Agents, to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission.

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(ll)         Compliance with Environmental Laws. The Company and the Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(mm)        No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent. The Company has at all times been, and is currently, in compliance in all respects with all federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company or any Subsidiary, except where the failure to be in such compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(nn)         Pension and other Employee Benefits. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of laws relating to pension and employee benefits.

(oo)         Exchange Act Registration. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or delisting the Ordinary Shares from the Nasdaq Capital Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing except as otherwise disclosed in the Prospectus.

(pp)         Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)         Descriptions of Documents. The statements set forth in each of the Registration Statement, the Disclosure Package and the Prospectus describing the Securities and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(rr)         Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ss)         OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(tt)         The Company has received funding for purposes of research and development from the Office of the Chief Scientist of the Israel Ministry of Economy and Industry pursuant to Certificates of Approvals (the “OCS Certificates of Approvals”).  The OCS Certificates of Approvals are in full force and effect, have not been revoked or modified and the Company and its Subsidiaries are in compliance with all terms thereof, and are not in violation of any condition or requirement stipulated by the OCS Certificates of Approvals and any applicable laws and regulations with respect to any research and development grants given to it by such office as to grants for projects that the OCS has not confirmed as having been closed. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company's contingent liabilities to the NTIA (formerly the OCS) are fully and accurately disclosed in the Prospectus.

(uu)         The Company is in compliance with all conditions and requirements stipulated by the instruments of approval entitling it or any of its operations or facilities to the status of “Approved Enterprise” or “Privileged Enterprise,” as the case may be, under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status or Privileged Enterprise status, as the case may be, or any related tax benefits received by the Company.  All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.  The Company has not received any notice of any proceeding or investigation relating to revocation or modification of any “Approved Enterprise” status or “Privileged Enterprise” status granted with respect to any of the Company's operations or facilities.

(vv)         Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(ww)       No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in the Subscription Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with other components of this Offering or prior offerings by the Company for purposes of the Securities Act which would require the registration of the Warrants or any applicable shareholder approval provisions of any securities exchange on which any of the securities of the Company are listed or designated.

(xx)          Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2 of the Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Warrants, the Warrant Shares, the Private Placement Debentures and the Private Conversion Shares issuable upon exercise or conversion thereof by the Company to the Investors as contemplated thereby.

(yy)         No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares, Debentures, Private Placement Debentures, Conversion Shares, Private Conversion Shares, Warrants or Warrant Shares by any form of general solicitation or general advertising.  The Company has offered the Warrant, Warrant Shares, Private Placement Debentures and Private Conversion Shares for sale only to the Investors.

(zz)          No Disqualification Events.  With respect to the Warrant, Warrant Shares, the Private Placement Debentures and Private Conversion Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

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(aaa)       Other Covered Persons. Except as previously disclosed to the Lead Placement Agent, other than the Co-Placement Agents, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(bbb)      Notice of Disqualification Events. The Company will notify the Co-Placement Agents in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

Any certificate signed by any officer of the Company or a Subsidiary and delivered to the Co-Placement Agents or to counsel for the Co-Placement Agents in connection with the offering of the Securities shall be deemed a representation and warranty by the Company (and not such officer in an individual capacity) to the Co-Placement Agents and the Investors as to the matters covered thereby.

Section 3.          Covenants.

The Company covenants and agrees with the Co-Placement Agents as follows:

 (a)          Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Preliminary Prospectus, if any, and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B and 430C, as applicable under the Securities Act, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during such period as the Prospectus would be required by law to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Co-Placement Agents prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Co-Placement Agents shall reasonably request.

(b)          Abbreviated Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)          Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Co-Placement Agents within a reasonable period of time prior to the filing thereof and the Co-Placement Agents shall not have reasonably objected thereto in good faith.

(d)          Free Writing Prospectuses. The Company will (i) not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Co-Placement Agents approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Co-Placement Agents hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in the Co-Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Co-Placement Agent that such Co-Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

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(e)          Notice to Co-Placement Agents. The Company will notify the Co-Placement Agents promptly, and will, if requested, confirm such notification in writing: (i) the receipt of any comments of, or requests for additional information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, (iii) the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of any notification with respect to any suspension or the approval of the Securities from any securities exchange upon which it is listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order or suspension by the Commission and, if any such stop order or suspension is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f)          Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the opinion of counsel for the Co-Placement Agents, it is necessary to amend or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Co-Placement Agents, either amendments or supplements to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Co-Placement Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)          Delivery of Copies. The Company will deliver promptly to the Co-Placement Agents and its counsel such number of the following documents as the Co-Placement Agents shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Preliminary Prospectus or Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Prospectus (or any amendments or supplements thereto); (iii) any document incorporated by reference in the Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (iv) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.

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(h)          Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Co-Placement Agents, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(i)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in all material respects in the manner set forth in the Registration Statement, Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)          Public Communications. Prior to the First Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities, without the prior written consent of the Co-Placement Agents, unless in the reasonable judgment of the Company and its counsel, and after notification to the Co-Placement Agents, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Co-Placement Agents reasonable time to comment on such release or other communication in advance of such issuance.

(k)          Lock-Up Period. For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase (to the extent such option or contract to purchase is exercisable within one year from the final Closing Date), purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (2) other than the registration statement that the Company may be required to file pursuant to the terms of the Offering, file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than on Form S-8 or Form F-4 of any successor forms) or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Co-Placement Agents (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder, (ii) the issuance of stock options or Ordinary Shares to employees, directors and consultants pursuant to equity compensation plans described in the Registration Statement (excluding the exhibits thereto) and the Disclosure Package and the Prospectus, (iii) issuances of shares of Ordinary Shares upon the exercise of options or warrants outstanding as of the date of this Agreement or upon the conversion, exercise or exchange of, or otherwise pursuant to the terms of, convertible, exercisable or exchangeable securities outstanding as of the date of this Agreement; (iv) the issuance by the Company of any Ordinary Shares or securities convertible into, or exchangeable for Ordinary Shares as consideration for mergers, acquisitions, other business combinations, or strategic alliances, occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (iv) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 3(k); (v) the issuance by the Company of any Ordinary Shares or securities convertible into, or exchangeable for Ordinary Shares in connection with any collaboration, licensing agreement, distribution arrangement or similar transaction occurring after the date of this Agreement; provided that each recipient of shares pursuant to this clause (v) agrees that all such shares remain subject to restrictions substantially similar to those contained in this subsection 3(k);or (vi) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless the Co-Placement Agents waives, in writing, such extension. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

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(l)          Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(m)         Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(n)         Investment Company Act. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(o)          Sarbanes-Oxley Act. The Company will comply in all material respects with all effective applicable provisions of the Sarbanes Oxley Act.

(p)          Periodic Reports. For two years after the Closing, the Company will use its commercially reasonable best efforts to file with the Commission such periodic and special reports as required by the Exchange Act.

(q)          Listing. The Company will use its commercially reasonable best efforts to obtain approval for, and maintain the listing of, the Shares on The Nasdaq Capital Market for at least one year after the Closing.

(r)          Blue Sky Compliance. The Company will cooperate with the Co-Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Co-Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Co-Placement Agents may reasonably request for distribution of the Securities. The Company will advise the Co-Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

Section 4.          Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Co-Placement Agents all actual out-of-pocket costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (a) all filing fees and communication expenses relating to the registration of the Shares and Debentures to be sold hereunder with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on the Nasdaq Capital Market; (c) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states as the Co-Placement Agents may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, if applicable (d) the costs of all mailing and printing of the transaction documents (including, without limitation, this agreement, any Blue Sky Surveys), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Co-Placement Agents may reasonably deem necessary; (e) the costs of preparing, printing and delivering certificates representing the Shares; (f) fees and expenses of the transfer agent for the Ordinary Shares; (g) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Co-Placement Agents; (h) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) travel, lodging and other expenses incurred by the officers of the Company and the cost of any aircraft or other transportation chartered by the Company in connection with any road show. In addition, at Closing the Company shall reimburse each Co-Placement Agent for its actual out of pocket expenses (with supporting invoices/receipts), up to $75,000 in the aggregate. Except as provided in the penultimate sentence of this Section 4, each Co-Placement Agent shall pay its own expenses, including the fees and disbursements of its counsel.

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Section 5.          Conditions of Co-Placement Agents’ Obligations.

The obligations of the Co-Placement Agents hereunder are subject to the following conditions:

(a)          Filings with the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., Eastern time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b)          Abbreviated Registration Statement. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective under the Securities Act by 8:00 a.m., Eastern time, on the business day next succeeding the date of this Agreement.

(c)          No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Co-Placement Agents.

(d)          Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of each Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of each Closing Date which would prevent the issuance or sale of the Securities.

(e)          Objection of Co-Placement Agents. No Prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Co-Placement Agents shall have objected in writing. The Co-Placement Agents shall not have advised the Company that the Registration Statement, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in its opinion, is material, or omits to state a fact which, in its opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)          No Material Adverse Change. (i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects or operations of the Company from that set forth in the Disclosure Package and the Prospectus that, in reasonable judgment of the Co-Placement Agents, is material and adverse and that makes it, in the reasonable judgment of the Co-Placement Agents, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(ii) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, US Alternext LLC or the over the counter market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market or any other exchange or market or the establishing on any such market or exchange by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the reasonable judgment of the Co-Placement Agents makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares or Debentures in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the reasonable judgment of the Co-Placement Agents makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares or Debentures in the manner contemplated in each of the Disclosure Package and the Prospectus.

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(g)          Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of each Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with.

(h)          Opinion of Counsel to the Company. The Co-Placement Agents shall have received from each of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Amar Reiter Jeanne Shochatovitch, Lawyers such counsel’s written opinion, addressed to the Co-Placement Agents and the Investors and dated as of each Closing Date, in form and substance reasonably satisfactory to the Co-Placement Agents and each of the Investors.

(i)          Officer’s Certificate. The Co-Placement Agents shall have received on each Closing Date a certificate, addressed to the Co-Placement Agents and dated as of each Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

(i)          each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and each Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied in all material respects with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to each Closing Date;

(ii)         subsequent to the respective dates as of which information is given in the Disclosure Package, there has not been (A) a material adverse change or any development involving a prospective material adverse change in the general affairs, business, properties, management, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (D) except as disclosed in the Disclosure Package and in the Prospectus, any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants) or any material change in the short term or long term indebtedness of the Company or any of the Subsidiaries taken as a whole, (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries or (F) any loss or damage (whether or not insured) to the property of the Company or any of its Subsidiaries which has been sustained or will have been sustained which has had or is reasonably likely to result in a Material Adverse Effect;

(iii)        no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares or Debentures for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

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(iv)        the signers of said certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (and any documents filed under the Exchange Act and deemed to be incorporated by reference into the Disclosure Package and the Prospectus), and (A) (i) each part of the Registration Statement and any amendment thereof do not and did not contain when the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as of the Time of Sale, neither the Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, contained any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus, as amended or supplemented, does not and did not contain, as of its issue date and as of each Closing Date, any untrue statement of material fact or omit to state and did not omit to state as of such date, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Time of Sale, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Disclosure Package and into the Prospectus that has not been so filed.

(j)          General Counsel’s Certificate. On each Closing Date, the Company shall have furnished to the Co-Placement Agents a General Counsel’s Certificate of the Company.

(k)          Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 6-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement and any other documents relating thereto.

(l)          No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Securities; provided that if any such objection is raised, the Company and the Co-Placement Agents shall negotiate promptly and in good faith appropriate modifications to such placement agency terms and arrangements in order to satisfy such objections.

(m)         Cold Comfort Letter.  At or prior to the Closing, the Co-Placement Agents shall have received a cold comfort letter, addressed to the Co-Placement Agents and in form and substance satisfactory in all respects to the Co-Placement Agents from Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

(n)          Chief Financial Officer’s Certificate. On each Closing Date, the Company shall have furnished to the Co-Placement Agents a Chief Financial Officer’s Certificate of the Company.

(o)          Additional Documents. Prior to each Closing Date, the Company shall have furnished to the Co-Placement Agents such further information, certificates or documents as the Co-Placement Agents shall have reasonably requested for the purpose of enabling it to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Co-Placement Agents.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Co-Placement Agents by notice to the Company at any time prior to each Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 shall at all times be effective and shall survive such termination.

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Section 6.          Indemnification and Contribution.

(a)          Indemnification of the Co-Placement Agents. The Company agrees to indemnify, defend and hold harmless each Co-Placement Agent, its directors and officers, and each person, if any, who controls such Co-Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, claim or liability, which, jointly or severally, such Co-Placement Agent or any such person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise, (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, damage, claim or liability (or actions in respect thereof as contemplated below) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and, in the case of (i) and (ii) above, to reimburse the Co-Placement Agent and each such controlling person for any and all reasonable expenses (including reasonable fees and disbursements of counsel) as such expenses are incurred by such Co-Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, it arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in or omitted from, and in conformity with information concerning the Co-Placement Agents furnished in writing by or on behalf of the Co-Placement Agents to the Company expressly for use therein, which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 7), (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials (x) provided to Investors by or with the written approval of the Company or (y) based upon written information furnished by or on behalf of the Company with its approval and provided to Investors by or with the written approval of the Company including, without limitation, slides, videos, films or tape recordings used in any road show or investor presentations made to investors by the Company (whether in person or electronically) in connection with the marketing of the Securities.

(b)          Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or the Co-Placement Agents, as applicable ( the “indemnifying party”) pursuant to subsection (a) of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party, in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). An indemnifying party shall not be liable for any settlement of any Proceeding (including by consent to the entry of any judgment) effected without its written consent but, if settled with its written consent or if there be a final judgment for the plaintiff, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel (which fees and expenses shall be reasonably documented) as contemplated by the second sentence of this Section 6(b), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

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(c)          Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in subsection (a) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Co-Placement Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Co-Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the portion of the Placement Fee received by such Co-Placement Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and such Co-Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Co-Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Co-Placement Agents agree that it would not be just and equitable if contribution pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)          Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Co-Placement Agents, any person who controls a Co-Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of a Co-Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Co-Placement Agents agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

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Section 7.          Information Furnished by Co-Placement Agents

The Company acknowledges that the statements set forth in the [sixth] paragraph under the heading “Plan of Distribution” in the Prospectus (the “Placement Agent Information”) constitute the only information relating to the Co-Placement Agents furnished in writing to the Company by the Co-Placement Agents as such information is referred to in Sections 2 and 6 hereof.

Section 7A.       [Reserved]

Section 8.          Termination.

(a)          The Co-Placement Agents shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to each Closing Date, without liability on the part of the Co-Placement Agents to the Company, if (i) prior to delivery and payment for the Securities (A) trading in the Ordinary Shares of the Company shall have been suspended or materially limited on any exchange or in the over-the-counter market, (B) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (C) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (D) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (C) or (D), in the reasonable judgment of the Co-Placement Agents, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities on each Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, or (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package, there has been (A) any Material Adverse Effect or (B) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character that in the reasonable judgment of the Co-Placement Agents would, individually or in the aggregate, result in a Material Adverse Effect and which would, in the judgment of the Co-Placement Agents, make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

(b)          If (1) this Agreement shall be terminated by the Co-Placement Agents pursuant to Section 5, Section 8(a)(i)(B) or Section 8(a)(ii)(A) or (2) the sale of the Securities to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Co-Placement Agents, the Company will pay the amounts described in Section 4 hereof.

(c)          The Company may terminate this Agreement in the event all of the following occur: (i) the First Closing has not occurred on or before December 5, 2016; (ii) all of the conditions to the Closing have been satisfied on each Closing Date, other than those conditions relating to actions to be taken at the Closing by Investors; and (iii) all of the conditions to the Co-Placement Agents’ obligations contained in Section 5 hereof have been satisfied on each Closing Date. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8(b) and Section 11 hereof shall at all times be effective notwithstanding such termination.

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Section 9.          Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)          if to the Co-Placement Agents, shall be delivered or sent by mail, telex or facsimile transmission to:

Aegis Capital Corp., 810 Seventh Avenue, New York, NY 10019

Attention: David Bocchi

and

Maxim Group LLC, 405 Lexington Avenue, New York, New York 10174

Attention: Clifford A. Teller

with a copy (which shall not constitute notice) to:

Zysman Aharoni Gayer and Sullivan & Worcester LLP

1633 Broadway, 32nd Floor, New York, NY 10019

Attention: Oded Har-Even, Esq.

(b)          if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76707 Israel

Attention: Kenneth A. Berlin

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center, Boston, MA 02111

Attention: Brian P. Keane, Esq.

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10.         Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Co-Placement Agents, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 11.         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 12.         No Fiduciary Relationship.

The Company hereby acknowledges that each Co-Placement Agent is acting solely as a placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that each Co-Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Co-Placement Agents act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Co-Placement Agents may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Co-Placement Agents hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Co-Placement Agents agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Co-Placement Agents to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Co-Placement Agents with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

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Section 13.         Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 14.         Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15.         Submission to Jurisdiction.

Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Co-Placement Agents. The Company and the Co-Placement Agents each hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Co-Placement Agents each agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of which such party is or may be subject, by suit upon such judgment.

Section 16.         Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

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If the foregoing is in accordance with your understanding of the agreement between the Company and the Co-Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ROSETTA GENOMICS LTD.

By:	/s/ Kenneth A. Berlin
Name: Kenneth A. Berlin
Title: Chief Executive Officer

Accepted as of

the date first above written:

AEGIS CAPITAL CORP.

By:	/s/ David Bocchi
Name: David Bocchi
Title: Head of Investment Banking

MAXIM GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, Investment Banking

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